Exhibit (2)

                               ARTICLES OF MERGER

                               For the Purpose of

           Merging Adage, Inc. with and into RELM Wireless Corporation


     The undersigned corporations, Adage, Inc., a Pennsylvania corporation ("Adage"), and RELM Wireless Corporation, a Nevada corporation ("RELM Wireless"), (Adage and RELM Wireless, hereinafter sometimes referred to collectively as the "Constituent Corporations") hereby adopt and execute these Articles of Merger (these "Articles of Merger") for the purpose of effecting the merger provided for herein.

                                   ARTICLE I.

                                     MERGER

     Pursuant to Chapter 19, Subchapter C of the Pennsylvania Business Corporation Code (the "PBCL") and Sections 92A.250 and 92A.260 of the Nevada General Corporation Law (the "NGCL"), on the Effective Date (as defined in
Article III) the merger provided for herein shall be effected pursuant to which Adage shall be merged with and into RELM Wireless and the separate existence of Adage shall cease (such merger being hereinafter referred to as the "Merger"). The Merger shall be carried out in accordance with the provisions of the PBCL, the NGCL, these Articles of Merger, and the Plan of Merger (as defined in Article IV).

                                   ARTICLE II.

                          THE CONSTITUENT CORPORATIONS

     1. RELM Wireless: The Surviving Corporation. As set forth in Section 1.01 of the Plan of Merger, when the Merger is effective on the Effective Date RELM Wireless Adage shall be merged into RELM Wireless, separate existence of Adage shall cease and RELM Wireless, as the surviving corporation (the "Surviving Corporation") shall continue to exist as a Nevada corporation.

       (i) Registered Office in State of Incorporation. The address of the registered office of the Surviving Corporation in Nevada, its state of incorporation, is as follows:

           RELM Wireless Corporation
           502 East John Street
           Carson City, Nevada 89706



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        (ii) Registered Office in Pennsylvania. The address of the registered office of the Surviving Corporation in Pennsylvania, a state in which it is qualified as a foreign corporation, is as follows:

             RELM Wireless Corporation
             319 Market Street
             Harrisburg, Pennsylvania 17105


     2. Adage: The Other Constituent Corporation. As set forth in Section 1.01 of the Plan of Merger, when the Merger is effective on the Effective Date the separate existence of Adage, the other Constituent Corporation, as a Pennsylvania corporation will cease.

        (i) Registered Office in Pennsylvania. The address of the registered office of Adage as a domestic corporation in Pennsylvania is as follows:

             Adage, Inc.
             615 Willowbrook Lane
             West Chester, Pennsylvania 19382


                                   ARTICLE III

                            EFFECTIVE TIME OF MERGER

     The Merger shall become effective on and as of the Effective Date provided in Section 7.01 of the Plan of Merger, which shall be January 30, 1998, the date on which these Articles of Merger are filed with the Secretary of State of the State of Nevada as provided under the NGCL, or the date on which these Articles of Merger are filed with the Secretary of State of Pennsylvania as provided under the PBCL, whichever such date shall be the latest to occur.

                                   ARTICLE IV

                               THE PLAN OF MERGER

     The plan of the Merger including, but not limited to, the terms and conditions of the Merger, the Articles of Incorporation, Bylaws, Officers and Directors of the Surviving Corporation, the effect of the Merger on the stock of the Constituent Corporations and the manner and basis of converting the shares of Adage into shares of the Surviving Corporation, and the corporate existence, powers and liabilities of the Surviving Corporation are set forth in that certain Plan and Agreement of Merger dated as of January 12, 1998 (the "Plan of Merger") between the Constituent Corporations, attached hereto as Exhibit A and made a part of these Articles of Merger.




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

                                    ARTICLE V

                         APPROVAL OF THE PLAN OF MERGER

     1. Approval by the Surviving Corporation. The Plan of Merger was approved by the Board of Directors and shareholders of RELM Wireless as follows:

        (i) The Board of Directors, by unanimous written consent given on December 8, 1997, approved the Plan of Merger, directed that it be submitted for approval by the shareholders and recommended its adoption by the shareholders;

        (ii) The sole shareholder and holder of one hundred percent (100%) of the 4,981,231 shares of Common Stock, $.60 par value per share, the only capital stock or other securities outstanding and entitled to vote on the Plan of Merger, by written consent given on December 8, 1997 approved the Plan of Merger; and

        (iii) The authorization of the Plan of Merger by the Board of Directors and shareholders as outlined above was sufficient for approval under the NGCL, the law of the jurisdiction in which the Surviving Corporation was incorporated.

     2. Approval by the Other Constituent Corporation. The Plan of Merger was approved by the Board of Directors and shareholders of Adage as follows:

        (i) The Board of Directors, at a meeting duly called and held on October 13, 1997, approved the Plan of Merger, directed that it be submitted for approval by the shareholders at the annual meeting of shareholders to be held on December 8, 1997, and recommended its adoption by the shareholders at such meeting; all of such actions of the Board of Directors were thereafter ratified and confirmed by the Board of Directors by unanimous written consent immediately prior to the shareholder vote on December 8, 1997; and

        (ii) The Plan of Merger was approved by the holders the shares of Common Stock, $.60 par value per share, the only capital stock or other securities outstanding and entitled to vote on the Plan of Merger, at the annual meeting of shareholders duly called and held on December 8, 1997. The number of votes entitled to be cast by the holders of such shares, the total number of votes cast on the proposal to approve the Plan of Merger, and the total number of votes cast for and against approval of the Plan of Merger were as follows:

           (a) Total number of votes entitled to be cast (shares outstanding on the record date): 4,981,231;

           (b) Total number of votes cast on the proposal to approve the Plan of
Merger: 2,599,712;




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           (c) Total number of votes cast FOR approval of the Plan of Merger:
2,568,378; and

           (d) Total number of votes cast AGAINST approval of the Plan of
Merger: 31,334.

        (iii) The authorization of the Plan of Merger by the Board of Directors and shareholders as outlined above was sufficient for approval under the PBCL, the law of the jurisdiction in which Adage was incorporated.


     IN WITNESS WHEREOF, the parties to these Articles of Merger have caused them to be duly executed and acknowledged by their respective authorized officers as of the 12th day of January, 1998.


ADAGE, INC.                                 RELM WIRELESS CORPORATION
a Pennsylvania corporation                  a Nevada corporation


By: /s/ Richard K. Laird                    By: /s/ Richard K. Laird
   -------------------------------              --------------------------------
   Richard K. Laird, President                  Richard K. Laird, President


ATTEST:                                     ATTEST:


By: /s/ William P. Kelly                    By: /s/ William P. Kelly
   -------------------------------              --------------------------------
   William P. Kelly, Secretary                  William P. Kelly, Secretary



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

                                 Acknowledgment

STATE OF FLORIDA )
                 )   SS:
COUNTY OF BREVARD)

        The foregoing Articles of Merger were acknowledged before me this 12th day of January, 1997 by RICHARD K. LAIRD and WILLIAM P. KELLY, President and Secretary, respectively, of ADAGE, INC., a Pennsylvania corporation, on behalf of the corporation. They are personally known to me and who did not take an oath.


                                                /s/ Robert N. Blackford
                                       -----------------------------------------
                                       Signature of Person Taking Acknowledgment

                                       Print Name:   Robert N. Blackford
                                                  ------------------------------
Notary Stamp                           Title:   Notary Public
                                       Serial No.  (if any)   CC684644
                                                           ---------------------
                                       Commission Expires:



                                 Acknowledgment

STATE OF FLORIDA )
                 )   SS:
COUNTY OF BREVARD)

        The foregoing Articles of Merger were acknowledged before me this 12th day of January, 1997 by RICHARD K. LAIRD and WILLIAM P. KELLY, President and Secretary, respectively, of RELM WIRELESS CORPORATION, a Nevada corporation, on behalf of the corporation. They are personally known to me and who did not take an oath.

                                               /s/ Robert N. Blackford
                                       -----------------------------------------
                                       Signature of Person Taking Acknowledgment
                                       Print Name:   Robert N. Blackford
                                                   -----------------------------
Notary Stamp                           Title:   Notary Public
                                       Serial No.  (if any)  CC684644
                                                           ---------------------
                                       Commission Expires:



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

                                   EXHIBIT "A"

                          AGREEMENT AND PLAN OF MERGER



        THIS PLAN OF MERGER (the "Agreement"), dated as of January 12, 1998, is made and entered into by and between Adage, Inc., a Pennsylvania corporation ("Adage"), and RELM Wireless Corporation, a Nevada corporation ("RELM Wireless").

                                   WITNESSETH:

        WHEREAS, Adage is a Pennsylvania corporation; and

        WHEREAS, RELM Wireless is a Nevada corporation and a wholly owned subsidiary of Adage; and

        WHEREAS, the respective Boards of Directors of Adage and RELM Wireless have determined that it is desirable to merge (the "Merger") Adage with and into RELM Wireless, with RELM Wireless as the surviving corporation under the name "RELM Wireless Corporation"; and

        WHEREAS, Adage, as sole shareholder of RELM Wireless, has executed a written consent approving the Merger.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                     MERGER

1.01. On the Effective Date (as defined in Section 7.01) as provided herein, Adage shall be merged with and into RELM Wireless, the separate existence of Adage shall cease and RELM Wireless (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name "RELM Wireless," by virtue of, and shall be governed by the laws of the State of Nevada. The address of the registered office of the Surviving Corporation in the State of Nevada will be 502 East John Street, Carson City, Nevada 89706. The name of the Surviving Corporation shall be RELM Wireless Corporation.


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                                   ARTICLE II

               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

2.01. From and after the Effective Date, the Articles of Incorporation
(the "Nevada Articles of Incorporation") of RELM Wireless (as in effect at the Effective Date) shall be the Articles of Incorporation of the Surviving Corporation unless and until amended in accordance with applicable law.

                                   ARTICLE III

                       BYLAWS OF THE SURVIVING CORPORATION

3.01. From and after the Effective Date, the Bylaws (the "Nevada
Bylaws") of RELM Wireless (as in effect at the Effective Date) shall be the Bylaws of the Surviving Corporation unless and until amended in accordance with applicable law.


                                   ARTICLE IV

              EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

4.01. On the Effective Date, each outstanding share of common stock of Adage, $0.60 par value per share ("Adage Common Stock"), shall be converted into and exchanged for one share of common stock, $0.60 par value per share of RELM Wireless ("RELM Wireless Common Stock"); and each outstanding share of RELM Wireless Common Stock held by Adage immediately before the effective time of the Merger shall be retired and canceled and assume the status of authorized but unissued shares of RELM Wireless Common Stock.

4.02. All outstanding options, warrants and other rights to acquire shares of Adage Common Stock outstanding on the Effective Date will automatically be converted into equivalent options, warrants and other rights to purchase the same number of shares of RELM Wireless Common Stock. In addition, each of Adage=s employee benefit plans shall be continued and assumed by RELM Wireless.

4.03. (a) As of the Effective Date, each holder of an outstanding certificate which immediately before the Effective Date represented shares of Adage Common Stock (an "Adage Certificate") will cease to have any right as a stockholder of Adage. At that time, such holder's sole right will be to receive in exchange for such holder's Adage Certificates, on surrender thereof to RELM Wireless, which will act as the exchange agent for Adage Certificates (the "Exchange Agent"), a certificate or certificates representing the number of RELM Wireless shares into which such shares shall have been converted pursuant to Article 4.01 of this Agreement. The stock transfer books of Adage will be closed upon effectiveness of the Merger and all subsequent transfers of records of certificates

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

previously representing shares of capital stock will be made in the stock transfer books of RELM Wireless.

         (b) Notwithstanding any other provision of this Agreement, if any dividends are declared on any shares of RELM Wireless Common Stock converted from shares of Adage Common Stock with respect to which the Adage Certificate has not been surrendered to the Exchange Agent, such dividends, if any, will only be paid upon the surrender of such Adage Certificate for exchange as provided herein, and no interest shall be paid on any such dividends.

                                    ARTICLE V

                   CORPORATE EXISTENCE, POWERS AND LIABILITIES
                            OF SURVIVING CORPORATION

5.01 On the Effective Date, the Merger shall have the effects set forth in Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law (the "PBCL") and Sections 92A.250 and 92A.260 of the Nevada General Corporation Law (the "NGCL"). All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Adage, its shareholders, Board of Directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Adage. The employees and agents of Adage shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Adage.

The requirements of any plans or agreements of Adage involving the issuance or purchase by Adage of certain shares of its capital stock shall be satisfied by the issuance or purchase of one share of the Surviving Corporation for every one share of the Common Stock.

5.02. Adage agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further action as the Surviving Corporation may deem necessary in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest of Adage and otherwise to carry out the intent and purposes of this Agreement.


                                   ARTICLE VI

                 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

6.01. The directors of Adage at the Effective Date shall be the directors of the Surviving Corporation until their successors shall have been duly elected and qualified or appointed and qualified or until their earlier death, resignation or removal in accordance with the RELM Wireless

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Articles of Incorporation, the RELM Wireless Bylaws and applicable law.
From and after the Effective Date, the officers of Adage shall be the officers of the Surviving Corporation until their successors shall have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the RELM Wireless Articles of Incorporation, the RELM Wireless Bylaws and applicable law. As of the Effective Date, the committees of the Board of Directors of the Surviving Corporation shall be the same as and shall be composed of the same persons who are serving on the committees of the Board of Directors of Adage as they existed immediately before such date.

6.02. If, upon the Effective Date, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner provided by the RELM Wireless Bylaws.


                                   ARTICLE VII

                    APPROVAL BY SHAREHOLDERS, EFFECTIVE DATE,
                   CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

7.01. As soon as practicable after approval of this Agreement by the shareholders of Adage, Adage and RELM Wireless will execute articles of merger effecting this Agreement (AArticles of Merger@) and shall cause the same to be filed with the Secretaries of State of the States of Pennsylvania and Nevada, respectively, in accordance with the PBCL and the NGCL, as appropriate. The effective date of the Merger (the AEffective Date@) shall be January 30, 1998, the date on which the Articles of Merger are adopted and filed with the Secretary of State of the State of Nevada as provided under the NGCL, or the date on which the Articles of Merger are adopted and filed with the Secretary of State of Pennsylvania as provided under the PBCL, whichever such date shall be the latest to occur.

7.02 The Boards of Directors of Adage and RELM Wireless may amend this
Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of Adage may not change: (1) the amount or kind of shares, obligations, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the constituent corporations; (2) any term of the RELM Wireless Articles of Incorporation to be effected by the Merger; and (3) any of the terms and conditions of this Agreement if the change would adversely affect the holders of any shares of the constituent corporations.


                                  ARTICLE VIII

                              TERMINATION OF MERGER



8.01. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after shareholder approval of this Agreement, by the consent of the Boards of Directors of Adage and RELM Wireless. In the event of such termination and

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

abandonment, this Agreement shall become null and void and have no effect, without any liability on the part of any party to this Agreement or to their shareholders, directors or officers.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.01. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed, as of the date first above written.


ADAGE, INC.                                 RELM WIRELESS CORPORATION
a Pennsylvania corporation                  a Nevada corporation

/s/ Richard K. Laird                        /s/ Richard K. Laird
----------------------------------          ---------------------------------
By: Richard K. Laird, President             By: Richard K. Laird, President


ATTEST:                                     ATTEST:

/s/ William P. Kelly                        /s/ William P. Kelly
----------------------------------          ---------------------------------
William P. Kelly, Secretary                 William P. Kelly, Secretary



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